Exhibit (23)
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Forms S-8 No. 2-58577, No. 333-84815 and No. 333-15778) pertaining to the Spectrum Investment Savings Plan of Cooper Tire & Rubber Company of our report dated June 28, 2010 with respect to the financial statements and schedule of the Cooper Tire & Rubber Company Spectrum Investment Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP
Ernst & Young LLP

Toledo, Ohio
June 28, 2010